EXHIBIT 99.1
EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[__________], 20[__]

Maple China Education Incorporated (formerly named The Hartcourt Companies, Inc.)
Room 503, Jinqiao Building, No. 2077
West Yan’an Road, Shanghai, China 200336

Ladies and Gentlemen:

Reference is made to that certain Plan of Reorganization and Share Exchange Agreement (the “Definitive Agreement”), dated August 20, 2009 by and among The Hartcourt Companies, Inc., a Utah corporation (“Purchaser”), Maple China Education Incorporated, a Delaware corporation (the “Company”), Hartcourt Education Investment Management Consulting (Shanghai) Co., Ltd., a company existing under the Company Law of the People’s Republic of China and wholly owned subsidiary of Purchaser (“Purchaser Sub”), Sino-Canada Investment Group Inc., a company existing under the Company Law of the People’s Republic of China (“Sino-Canada”), Sino-Canada High School, a private educational non-enterprise institution existing under the laws of the People’s Republic of China, Wujiang Huayu Property Management Company, a company existing under the Company Law of the People’s Republic of China, Canadian Learning Systems Corporation, a company existing under the laws of the British Virgin Islands, the individuals and entities listed on Schedule A thereto (each a “Shareholder” and collectively the “Shareholders”) and Ross Yuan, in the capacity as representative of the Shareholders, pursuant to which Purchaser Sub will acquire all of the outstanding capital stock of Sino-Canada (the “Acquisition”). Capitalized terms used in this lock-up agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed to them in the Definitive Agreement.

In order to induce Purchaser to enter into the Definitive Agreement and to consummate the transactions contemplated therein, the undersigned hereby agrees not to, without the prior written consent of the Company (as the surviving corporation in the merger of Purchaser and the Company as contemplated by the Definitive Agreement), directly or indirectly, offer, sell, contract to sell, or otherwise dispose of, any equity or debt securities of the Company including, without limitation, any shares of the Company’s common stock (collectively, the “Company Securities”) that are beneficially owned by the undersigned, or file any registration statement with respect to any of the foregoing, or enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Company Securities, whether any such swap or transaction is to be settled by delivery of Company Securities or other securities, in cash or otherwise, from and including the effective date of the Acquisition until twelve (12) months after the Closing Date (the “Restriction Period”); provided that nothing herein shall prohibit the undersigned from (a) acquiring any Company Securities directly from the Company, (b) surrendering any Company Securities pursuant to the terms of a merger or consolidation approved by the Board of Directors of the Company and a majority of the stockholders of the Company, or (c) tendering any Company Securities pursuant to a tender offer made in compliance with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and approved by the board of directors of the Company.

By signing and returning this Agreement, the undersigned (a) further represents and agrees that the undersigned has full power and authority to enter into this Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with this Agreement and its enforcement; and (b) understands that this Agreement is irrevocable by the undersigned, all authority herein conferred by the undersigned or agreed to be conferred by the undersigned shall be binding on the undersigned and the undersigned’s successors and assigns.

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Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Company Securities in violation of this Agreement.

(Stockholder name if an entity)

(Signature)

(Print Name)

(Print title if signing on behalf of an entity)